Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     As independent registered public accountants, we hereby consent to the incorporation of our report dated March 31, 2010 relating to the consolidated financial statements of MicroFinancial Incorporated as of December 31, 2009 and 2008, and for the years ended December 31, 2009, 2008 and 2007 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-75801, 333-77211, 333-85324 and 333-151809) and Form S-3 (File No. 333-122020).
/s/ Caturano and Company, P.C.
Boston, Massachusetts
March 31, 2010